UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana, Suite 3500, Houston, Texas 77002

(Address of principal executive offices)

(210) 998-4035

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Information

As previously reported, on August 3, 2017, Camber Energy, Inc. (the “Company”, “we” and “us”) received notice from the NYSE American that the Company was not in compliance with Sections 1003(a)(i) through (iii) of the NYSE American Company Guide (the “Guide”) in that we reported a stockholders’ deficit of $10.6 million as of March 31, 2017 and net losses in our five most recent fiscal years then ended, meaning that we (i) had stockholders’ equity of less than $2,000,000 and sustained losses from continuing operations and/or net losses in two of our then three most recent fiscal years; (ii) had stockholders’ equity of less than $4,000,000 and sustained losses from continuing operations and/or net losses in three of our four then most recent fiscal years; and (iii) had stockholders’ equity of less than $6,000,000 and sustained losses from continuing operations and/or net losses in our five then most recent fiscal years.

We subsequently submitted a plan to the NYSE American detailing the steps we planned to take to gain compliance with Sections 1003(a)(i) through (iii) of the Guide (i.e., raise our stockholders’ equity above $6 million), and were provided (through various extensions of the plan period) through February 3, 2019, under such plan, to regain such compliance.

As shown below, our pro forma stockholders’ equity as of January 31, 2019, is approximately $7.4 million, which is above the $6 million required to comply with Sections 1003(a)(i) through (iii) of the Guide. As a result, we believe that we have regained compliance with Sections 1003(a)(i) through (iii) of the Guide as of the end of the plan period, provided that the NYSE American has not yet confirmed such compliance and has advised the Company that while the Company’s Pro Forma Stockholders’ Equity appears to meet the requirements, they will not issue a letter of compliance to the Company until after we file our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, formally confirming our re-compliance. If the NYSE American does not confirm our compliance with Sections 1003(a)(i) through (iii) of the Guide and/or if the Company becomes non-compliant with any of the other listing requirements of the NYSE Regulation, the NYSE Regulation staff may initiate delisting proceedings as appropriate.

The following table sets forth (on an unaudited basis) the Company’s Stockholders’ Equity position as of September 30, 2018, and as adjusted on a pro-forma basis as of January 31, 2019 to reflect the results of operations through January 31, 2019:

	September 30, 2018 Actual*	Adjustments*	January 31, 2019 Pro Forma*
STOCKHOLDERS’ EQUITY:
Preferred Stock Series A, 2,000 Shares Authorized of $0.001 Par, -0- Shares Issued and Outstanding	$—	$—	$—
Preferred Stock Series B, 600,000 Shares Authorized of $0.001 Par, 408,508 and 44,000 Shares Issued and Outstanding, respectively	409	(365)	44
Preferred Stock Series C, 500,000 Shares Authorized of $0.001 Par, 1,683 and 2,305 Shares Issued and Outstanding, respectively	2	—	2
Common Stock, 20,000,000 Shares Authorized of $0.001 Par, 2,954,030 and 11,857,687 Shares Issued and Outstanding, respectively	73,851	(67,079)	6,772
Additional Paid-in Capital	149,306,871	5,455,238	154,762,109
Stock Dividends Distributable	4,060,858	1,327,938	5,388,796
Accumulated Deficit	(151,145,353)	(1,574,864)	(152,720,217)
Total Stockholders’ Equity	$2,296,638	$5,140,868	$7,437,506

*Unaudited

The pro forma financial information above is provided for informational purposes only, has not been reviewed or audited by our independent auditors, may be subject to additional changes, adjustments and modifications as part of the review/audit process, and may not accurately reflect our stockholders’ equity as presented in our reviewed or audited financial statements as of the periods presented and/or as of December 31, 2018 and/or March 31, 2019.

On February 4, 2019, the Company issued a press release regarding the matters discussed above. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release Dated February 4, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By:	/s/ Robert Schleizer
Name:	Robert Schleizer
Title:	Chief Financial Officer

Date: February 4, 2019

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release Dated February 4, 2019